UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2011
PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Restricted Share Awards. Consistent with disclosures in the Compensation Discussion and Analysis included in the Pinnacle Financial Partners, Inc. (the “Company”) proxy statement, dated March 9, 2011, for the Company’s 2011 Annual Meeting of Shareholders (the “Proxy Statement”), on August 16, 2011, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of the Company approved an award of certain equity-based incentives under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) to each of the individuals identified as named executive officers in the Proxy Statement as follows:

		Restricted Shares with
		Time-Based Vesting
		Requirements and
		Requirement that
	Restricted Shares with	Company be
	Performance Based	Profitable in Year
	Vesting Requirements	Prior to Vesting
Employee	(the “A Awards”)	(the “B Awards”)
M. Terry Turner	9,171	27,515
Robert A. McCabe, Jr.	8,707	26,122
Hugh M. Queener	4,172	12,517
Harold R. Carpenter	4,172	12,517
J. Harvey White	3,373	10,120
     The restricted shares granted to the named executive officers pursuant to the A Awards contain forfeiture restrictions that lapse in pro rata increments if certain pre-tax net income and soundness targets are met for the 2011, 2012 and 2013 fiscal years; provided that if such executive officer was one of the Company’s five most highly compensated employees for the 2010 fiscal year, in no event may the award vest earlier than two years from the date of grant in accordance with the requirements of the Treasury’s Interim Final Rule on TARP Standards for Compensation and Corporate Governance, dated June 15, 2009, as amended from time to time (the “CPP Regulations”). Additionally, if the performance measures are not met for a particular fiscal year but the Company later meets its aggregate pre-tax net income and soundness targets for the three fiscal years ended December 31, 2013, then the restrictions will lapse. The forfeiture restrictions on the restricted shares awarded to the named executive officers pursuant to the B Awards lapse 20% on the second anniversary of the date of grant and 10% on each anniversary thereafter, so long as the Company has net income for the fiscal year ended immediately preceding the vesting date. For those named executive officers that will reach age 65 prior to the ten year anniversary of the date of grant, any portion of the B Awards that would otherwise vest after the officer reaches age 65, shall vest in pro rata increments on each of the vesting dates prior to the officer reaching age 65. Pursuant to the CPP Regulations, the shares of restricted stock awarded under each of the A Awards and B Awards to each of the above-identified named executive officers may not be transferred by the holder of the shares until such time as their transfer is permitted by the regulations.
     In the event that the named executive officer’s employment by the Company terminates for any reason, other than death or disability, all shares of restricted stock awarded in the A or B Awards for which the forfeiture restrictions have not lapsed prior to the date of termination shall be immediately forfeited. In the event that the named executive officer’s employment terminates by reason of death or disability, all of the restricted shares awarded in the A and B Award shall be deemed vested, and the restrictions under the 2004 Plan and the award agreement with respect to those restricted shares, other than any restrictions on transfer required by the CPP Regulations, if applicable, shall automatically expire. The named executive officers will have the right to vote the restricted shares awarded pursuant to the A and B Awards and to receive dividends paid by the Company on shares of its common stock during the forfeiture period.
     Unless such acceleration is prohibited under the CPP Regulations, upon a change in control of the Company, the restricted shares awarded under the A Award and the B Award shall immediately vest.
     The form of restricted share award agreements for the restricted shares awarded pursuant to the A and B Awards to each of the named executive officers are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
     Salary Stock Units. On August 16, 2011, based on information provided by McLagan, the Committee’s compensation consultant, the Committee determined that it was appropriate to increase the salary stock component of Mr. Turner’s and Mr. McCabe’s compensation by $50,000 and $47,500 for the remainder of 2011, effective for payroll periods ending after August 1, 2011. The additional units to be awarded to Mr. Turner and Mr. McCabe will be granted pursuant to the terms of the form of Salary Stock Unit Award Agreement previously filed by the Company as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 2, 2011, which is incorporated herein by reference.
Item 9.01. Exhibits.
     (d)

Exhibit 10.1	Form of 2011 TARP CPP Executive Officer Performance Vested Restricted Stock Agreement

Exhibit 10.2	Form of 2011 TARP CPP Executive Officer Time Vested Restricted Stock Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/ Harold R. Carpenter

Name:	Harold R. Carpenter
Title:	Executive Vice President and Chief Financial Officer
Date: August 19, 2011

EXHIBIT INDEX

Exhibit 10.1	Form of 2011 TARP CPP Executive Officer Performance Vested Restricted Stock Agreement

Exhibit 10.2	Form of 2011 TARP CPP Executive Officer Time Vested Restricted Stock Agreement